Exhibit 99.1

Willdan Appoints Stacy McLaughlin Chief Financial Officer

ANAHEIM, Calif., November 15, 2013 (BUSINESS WIRE) —Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN) today announced the promotion of Stacy B. McLaughlin to Chief Financial Officer, effective November 15, from her previous position as the company’s Compliance Manager.

“Stacy is a proactive, results-oriented professional who has extensive knowledge of the financial drivers and performance of each of our business segments and has worked closely with everyone on our finance and leadership teams,” said Thomas Brisbin, Chief Executive Officer. “During the past three years, she has made a key contribution to the Company in designing and implementing processes and procedures to streamline accounting functions and improve efficiencies. Stacy has already proven her capabilities and I am confident she will make a strong contribution to our future success as our Chief Financial Officer.”

Stacy brings nearly 10 years of experience in finance, SEC reporting and compliance. As Compliance Manager at Willdan, she has been responsible for overseeing all aspects of the financial reporting process, including analyzing the balance sheets and income statements of each business segment.  Prior to joining Willdan, Mrs. McLaughlin was, from 2009 to 2010, Senior Associate at Windes & McClaughry Accountancy Corporation and, from 2004 to 2009, Senior Audit Associate at the public accounting firm KPMG, LLP.  In this position, she planned, coordinated and completed financial statement audits for companies in the engineering services sector, among others. McLaughlin has a Masters in Accounting from the University of Southern California and BS from the University of Arizona.

Brisbin continued, “I would also like to thank Kimberly Gant for the many contributions she has made to Willdan as our Chief Financial Officer over the past 6 years and wish her well in all of her future endeavors.”

About Willdan Group, Inc.

Founded in 1964, Willdan provides professional technical and consulting services to public agencies at all levels of government, public and private utilities, and commercial and industrial firms. Willdan provides a broad range of services to clients throughout the United States, including engineering and planning, energy efficiency and sustainability, economic and financial consulting, and national preparedness and interoperability. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Annual Report on Form 10-K for the year ended December 28, 2012 filed on March 26, 2013 and the Quarterly Reports on Form 10-Q for the quarter ended March 29, 2013 filed on May 9, 2013, for the quarter ended June 30, 2013 filed on August 8, 2013 and for the quarter ended September 30, 2013 filed on November 7, 2013. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

Contact:

Willdan Group, Inc.

Stacy McLaughlin

Chief Financial Officer

Tel: 714-940-6300

smclaughlin@willdan.com

or

Financial Profiles, Inc.

Moira Conlon
Tel: 310-478-2700 x11

mconlon@finprofiles.com